EXHIBIT 10.9

                               ROYALTY AGREEMENT

     Effective September 14th, 2000, Plugless Power Corp. (hereinafter "PPC"), and ANUVU Incorporated (hereinafter "ANUVU"), (hereinafter collectively referred to as the "Parties") agree as follows:

ss. 1. Type & Amount of Royalty. ANUVU shall pay royalties to PPC at the rate of five and one-half (5 1/2%) percent for three (3) years beginning January, 2001, said royalty to diminish 0.5% each hear thereafter until reaching a 2% royalty which will remain in perpetuity on all fuel cell revenue that ANUVU generates, or otherwise receives, whether ANUVU produces and sells such fuel cells or licenses others to produce such fuel cells. This royalty will apply world-wide. As such, the royalty payable by ANUVU to PPC shall diminish according to the following schedule:

        2001            5.5%
        2002            5.5%
        2003            5.5%
        2004            5.0%
        2005            4.5%
        2006            4.0%
        2007            3.5%
        2008            3.0%
        2009            2.5%
        2010            2.0%

ss. 2. Royalty Reports. ANUVU shall make written reports to PPC quarterly, within thirty (30) days after the last day of each March, June, September and December in perpetuity stating in each report the number, description, and aggregate Gross Selling Prices of the fuel cell stacks produced, sold, or otherwise licensed to others to produce, during the preceding three (3)calendar months and upon which royalty is payable as provided in ss.1, above. For example, the first such report shall include all fuel cell stacks so produced, sold, or otherwise licensed to others to produce, between January 1st, 2001 and March 30th, 2001.

ss. 3. Royalty Payments. Concurrently with the making of each report, ANUVU shall pay to PPC royalties at the rate specified in ss.1, above, on the fuel cell stacks included in the report.

ss.4. Examination of Records. ANUVU will also permit its books and records to be examined periodically to the extent necessary to verify the reports provided for in this agreement, such examination to be make at the expense of PPC by an independent auditor appointed by PPC who shall report to PPC only the amount of royalty payable for the period under audit.

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ss. 5. Royalties Assignable. The obligations of ANUVU to make reports, pay royalties, and maintain records in respect to any subsisting license under this agreement shall run in favor of any person or legal entity which is a successor or assignee of PPC in respect to PPC's benefits under the agreements. The royalties received by any party under this agreement shall pass to any assigns for benefit of creditors of the licensed party, and to any receiver of its assets, or to any person or corporation succeeding to its entire business in fuel cell stacks as a result of sale, consolidation, reorganization, or otherwise, provided such assignee, receiver, person, or legal entity shall, without delay, accept in writing the provisions of this agreement and agree to become in all respects bound thereby in the place and stead of the PPC, but may not otherwise be transferred without the written consent of ANUVU.

ss.6. Notices. All necessary notices or correspondence required or permitted to be given hereunder shall be in writing and shall be deemed to have been properly given when hand delivered or when mailed postage prepaid by first class certified mail, return receipt requested:

If to ANUVU:

                Mr. Rex Hodge, President & CEO
                ANUVU Incorporated
                2530-A Mercantile Drive
                Rancho Cordova, California  95742

                With a copy to:

                ---------------------------------

                ---------------------------------

                ---------------------------------

If to PPC:

                Ms. Leslie Fritzche, Secretary
                Plugless Power Corp.
                1006 4th Street - Top Floor
                Sacramento, California  95814

                With a copy to:

                William McNeir Richmond, Esq.
                William McNeir Richmond, P.C.
                7 Dawson Street
                P.O. Box #889
                Milton, New Hampshire  03851-0889

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ss. 7. Public Announcements. Except as may be required by law, neither party shall make any public announcement or filing with respect to the transactions provided for herein without the prior consent of the other party.

ss. 8. Attorney's Fees. If any party shall bring an action to enforce any provision of this Agreement, the prevailing party shall be entitled to reimbursement for all reasonable legal fees and costs, incurred by such party in enforcing the terms of this Agreement.

ss. 9. Benefit. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

ss. 10. Force Majeure. Whenever a period of time is herein prescribed for the taking of any action by either party hereto, such party shall not be liable or responsible for any delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws and regulations or any other cause whatsoever beyond the control of such party.

ss. 11. Amendment and Waiver. This Licensing Agreement may be amended, or any provision of this Licensing Agreement may be waived, provided that any amendment or waiver will be binding on ANUVU only if such amendment or waiver is set for the in a writing executed by ANUVU, and provided that any amendment or waiver will be binding upon PPC only if such amendment or waiver is set forth in a writing executed by PPC. The waiver of any party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other or subsequent breach.

ss. 12. Construction & Applicable Law. THis Agreement shall be governed by and construed and enforced in accordance with the laws of the State of California as if the Agreement were fully executed and performed under the laws of the State of California so that the principles of conflicts of laws would not apply.

ss. 13. Severability. Should any provision of this Agreement be determined to be invalid, illegal or unenforceable by a court of competent jurisdiction, then such provision shall be amended by the parties hereto so as to make it valid, legal and enforceable but keeping it as close to its original meaning as possible. The invalidity, illegality or unenforceability of any provision shall not affect in any manner the other provisions herein contained, which remain in full force and effect.

ss. 14. Grammatical Usage. Throughout this Agreement, reference to the neuter gender shall be deemed to include the masculine and feminine, the singular the plural and the plural the singular, as indicated by the context in which used.

ss. 15. Headings: Context. The headings of the sections (ss.ss.) and paragraphs (special character) contained in this Agreement are for convenience of reference only and do not form a part hereof and in no way modify, interpret or construe the meaning of this Agreement.

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ss. 16. Counterparts. This Agreement may be executed in numerous counterparts, all of which shall be considered one and the same agreement. For purposes of this Agreement only, facsimile signatures shall be considered original signatures.

ss. 17. Entire Agreement. This Agreement contains all of the terms agreed upon by the parties with respect to the subject matter of this Agreement and superseded all prior agreements, representations and warranties of the parties as to the subject matter of this Agreement.

     BY CAUSING THIS AGREEMENT TO BE EXECUTED HERE BELOW, THE PARTIES ACKNOWLEDGE THAT THEY HAVE READ THIS AGREEMENT, UNDERSTAND IT, AND AGREE TO BE BOUND BY ITS TERMS AND CONDITIONS.

     IN WITNESS WHEREOF, ANUVU and NLPC have executed this Agreement in multiple duplicate originals.

AGREED TO & ACCEPTED BY:                        AGREED TO & ACCEPTED BY:

ANUVU Incorporated                              Plugless Power Corp.

By:                     Date                    By:                     Date
--------------------------------                --------------------------------
Rex Hodge                                       Leslie Fritzche
As its President & CEO                          As its Secretary


--------------------------------                --------------------------------
Witness                                         Witness

STATE OF CALIFORNIA                             STATE OF CALIFORNIA
County of SAN BERNARDINO, SS.                   County of SAN BERNARDINO, SS.

September __, 2000                              September __, 2000

Rex Hodge, President & CEO of ANUVU             Leslie Fritzche, Secretary of
Incorporated personally appeared before         Plugless Power Corp. personally
me and acknowledged his execution of            appeared before me and
the foregoing instrument to be the              acknowledged his execution of
free act and deed of the corporation.           the foregoing instrument to be
                                                the free act and deed of the
                                                corporation.

Before me,                                      Before me,

--------------------------------                --------------------------------
Notary Public                                   Notary Public
My commission expires:                          My commission expires: